UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

MATTHEWS INTERNATIONAL CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required

☐	Fee paid previously with preliminary materials

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

On January 15, 2025, members of the management team of Matthews International Corporation (the “Company”) sent email communications to certain of its current and former employees relating to the Company’s 2025 Annual Meeting of Shareholders. Copies of such communications can be found below:

Employee Email with Voting Instructions

From: Brian Walters

To: Global Employees

Date: Wednesday, January 15, 2025

Subject: IMPORTANT UPDATE: Please Vote the WHITE Proxy Card for Matthews’ Board Nominees!

Dear Colleagues,

As you likely have seen, Matthews’ Annual Shareholder Meeting will be held virtually on February 20, 2025 (at 9:00 a.m. Eastern Time). We want to ensure that any Matthews employee who owns stock in the Company has the correct information to vote their shares at the upcoming Annual Meeting.

One of our shareholders, Barington Capital, recently nominated candidates to stand for election to our Board of Directors at our upcoming Annual Meeting. You may receive written communications or phone calls from Barington and its representatives encouraging you to vote at the Annual Meeting.

•	The Matthews Board and Management Team strongly urges you to ignore any communications or proxy materials from Barington.

•	The Matthews Board and Management Team also strongly recommends that all shareholders only use the WHITE proxy card to vote FOR all three Matthews nominees.

•	If you complete the WHITE proxy card to vote FOR all three Matthews nominees, nothing else is necessary.

We encourage all employee shareholders to vote by proxy prior to the Company’s Annual Meeting. Your vote is important, no matter how many shares you own – and voting is quick and easy. You can vote by internet, by phone or by signing, dating and returning the WHITE proxy card in the postage-paid envelope that has been mailed to you.

If you have additional questions or need assistance in voting your shares, please call our proxy solicitor, Georgeson, by phone (888) 755-7097 or email at MATWinfo@Georgeson.com.

Thank you,

Brian

Additional Information

In connection with Matthews’ 2025 Annual Meeting, Matthews has filed with the U.S. Securities and Exchange Commission (“SEC”) and mailed to the shareholders of record entitled to vote at the 2025 Annual Meeting a definitive proxy statement and other documents, including a WHITE proxy card. SHAREHOLDERS ARE ENCOURAGED TO READ THE DEFINITIVE PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) FILED BY MATTHEWS AND ALL OTHER RELEVANT DOCUMENTS WHEN FILED WITH THE SEC AND WHEN THEY BECOME AVAILABLE BECAUSE THOSE DOCUMENTS WILL CONTAIN IMPORTANT INFORMATION. Investors and other interested parties will be able to obtain the documents free of charge at the SEC’s website, www.sec.gov, or from Matthews at its website: http://www.matw.com/investors/sec-filings. You may also obtain copies of Matthews’ definitive proxy statement and other documents, free of charge, by contacting Matthews’ Investor Relations Department at Matthews International Corporation, Two NorthShore Center, Pittsburgh, Pennsylvania 15212-5851, Attention: Investor Relations, telephone (412) 442-8200.

Please use the “Translate Message” button in your Outlook to translate this email into your preferred language automatically. For more information, please click here: > Translator for Outlook

© 2025 Matthews International Corporation. All Rights Reserved.

This is an in-house communication distributed by Matthews’ Corporate Communications. Please do not share externally.

Former Employee Shareholder Email with Voting Instructions

From: Brian Walters

To: Retirees and Voluntary Separation Package (VSP) Employees

Date: Wednesday, January 15, 2025

Subject: IMPORTANT UPDATE: Please Vote the WHITE Proxy Card for Matthews’ Board Nominees!

Dear Former Colleagues,

As you likely have seen, Matthews’ Annual Shareholder Meeting will be held virtually on February 20, 2025 (at 9:00 a.m. Eastern Time). We want to ensure that any Matthews employee who owns stock in the Company has the correct information to vote their shares at the upcoming Annual Meeting.

One of our shareholders, Barington Capital, recently nominated candidates to stand for election to our Board of Directors at our upcoming Annual Meeting. You may receive written communications or phone calls from Barington and its representatives encouraging you to vote at the Annual Meeting.

•	The Matthews Board and Management Team strongly urges you to ignore any communications or proxy materials from Barington.

•	The Matthews Board and Management Team also strongly recommends that all shareholders only use the WHITE proxy card to vote FOR all three Matthews nominees.

•	If you complete the WHITE proxy card to vote FOR all three Matthews nominees, nothing else is necessary.

We encourage all employee shareholders to vote by proxy prior to the Company’s Annual Meeting. Your vote is important, no matter how many shares you own – and voting is quick and easy. You can vote by internet, by phone or by signing, dating and returning the WHITE proxy card in the postage-paid envelope that has been mailed to you.

If you have additional questions or need assistance in voting your shares, please call our proxy solicitor, Georgeson, by phone (888) 755-7097 or email at MATWinfo@Georgeson.com.

Thank you,

Brian

Additional Information

In connection with Matthews’ 2025 Annual Meeting, Matthews has filed with the U.S. Securities and Exchange Commission (“SEC”) and mailed to the shareholders of record entitled to vote at the 2025 Annual Meeting a definitive proxy statement and other documents, including a WHITE proxy card. SHAREHOLDERS ARE ENCOURAGED TO READ THE DEFINITIVE PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) FILED BY MATTHEWS AND ALL OTHER RELEVANT DOCUMENTS WHEN FILED WITH THE SEC AND WHEN THEY BECOME AVAILABLE BECAUSE THOSE DOCUMENTS WILL CONTAIN IMPORTANT INFORMATION. Investors and other interested parties will be able to obtain the documents free of charge at the SEC’s website, www.sec.gov, or from Matthews at its website: http://www.matw.com/investors/sec-filings. You may also obtain copies of Matthews’ definitive proxy statement and other documents, free of charge, by contacting Matthews’ Investor Relations Department at Matthews International Corporation, Two NorthShore Center, Pittsburgh, Pennsylvania 15212-5851, Attention: Investor Relations, telephone (412) 442-8200.

Please use the “Translate Message” button in your Outlook to translate this email into your preferred language automatically. For more information, please click here: > Translator for Outlook

© 2025 Matthews International Corporation. All Rights Reserved.

This is an in-house communication distributed by Matthews’ Corporate Communications. Please do not share externally.